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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-73196) and Form S-8 (No. 333-96499 and 333-104587) of ElkCorp (formerly Elcor Corporation) of our reports dated August 13, 2003 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Dallas, Texas
August 13, 2003